                                                  April 13, 1995


J.P. MORGAN REPORTS 1995 FIRST QUARTER RESULTS

J.P. Morgan & Co. Incorporated reported net income of $255 million in the first quarter of 1995, 26% lower than in the first quarter of 1994 and up 32% from the fourth quarter. Earnings per share were $1.27 in the first quarter compared with $1.69 a year earlier. The 1995 first quarter earnings reflected a previously announced special charge of $55 million ($33 million after tax), or $0.17 per share, related primarily to severance.
Douglas A. Warner III, chairman, said: "Results improved from the fourth quarter, and the flow of business from clients was good. Trading revenues were up, demonstrating the benefits of diversification. Our focus for 1995 is clear: expand our business with clients and build in a disciplined way for the future."


FIRST QUARTER RESULTS AT A GLANCE


                                                          Fourth
(in millions of dollars,                First quarter    quarter
 except per share data)              1995         1994      1994
_____________________________________________________________________
_____________

Revenues                           $1,388      $1,391    $1,228
Operating expenses                (1,002)       (852)     (963)
Income taxes                       (131)        (194)      (72)
___________________________________
_______________________________________________
Net income                         $  255      $  345    $  193
Net income per share                $1.27        $1.69     $0.96
_____________________________________________________________________
_____________

Dividends declared per share        $0.75        $0.68     $0.75
_____________________________________________________________________
_____________

  REVENUES were approximately even with the first quarter of 1994 and 13% higher than in the fourth quarter:
     -Trading revenue declined 15% from a year earlier but nearly doubled from the fourth quarter on strong results in debt instruments, foreign exchange, and equities and commodities.
     -Net interest revenue rose 26% to $500 million from a year earlier. The rise was mostly attributable to improved results from asset and liability management.
     -Investment management fees, operational service fees, and corporate finance revenue were in line with levels of a year ago, while credit-related fees were lower.
  OPERATING EXPENSES, excluding the special charge, increased 11% from a year earlier and were essentially unchanged from the fourth quarter. The special charge related to an expense management program initiated during the first quarter to moderate the growth of expenses.

The remainder of this release contains information on specific areas of results, a financial summary, and the consolidated financial statements.

REVENUES
Revenues totaled $1.388 billion in the first quarter of 1995, about the same as a year earlier.
Net interest revenue rose 26% to $500 million from the first quarter of 1994, due mostly to improved results from asset and liability management, principally in the United States, and to an increase in trading-related net interest revenue. The 1994 quarter included $20 million of past-due interest payments related to Brazilian and Argentine assets.
Trading revenue declined 15% to $303 million from the first quarter of 1994. Reported trading revenue does not include net interest revenue associated with trading activities, which was $61 million in the first quarter of 1995 and $45 million in the first quarter of 1994.
Combined trading and related net interest revenue declined 9% to $364 million from a year earlier. (For details, see the table of combined trading and related net interest revenue by principal markets on page 9.) Combined revenue for swaps and other interest rate contracts declined to $83 million from the strong $275 million in the first quarter of 1994. While total swap volumes were comparable, revenues from structured transactions were below the high level of last year's first quarter, and losses were recorded on positions arising from some client-related transactions. Combined revenue from debt instrument trading rose to $162 million from $93 million a year earlier, mostly from activities in Europe and Asia. Foreign exchange trading produced combined revenue of $69 million, up from $5 million a year ago, primarily from increased market-making. Trading in equities and commodities recorded combined revenue of $50 million, an increase from $28 million in the year-earlier quarter.
Corporate finance revenue was $114 million in the first quarter, in line with the year-earlier quarter. Underwriting revenue declined 51% to $22 million from 1994's corresponding quarter. Advisory and syndication fees rose 28% to $92 million from the 1994 first quarter. Credit-related fees were $43 million in the first quarter, 23% lower than in the first quarter of 1994, primarily due to lower securities lending revenue.
Investment management fees were $130 million in the first quarter, up slightly from a year ago as a result of an increase in assets under management, partially offset by lower performance fees.
Operational service fees in the first quarter totaled $140 million, slightly lower than in the 1994 first quarter, due to a decline in custody and securities clearing fees.
Net investment securities gains were $9 million in the first quarter, compared with gains of $91 million in the first quarter of 1994. The gains in the first quarter of 1994 were mostly attributable to the sale of European government securities.
Other revenue was $149 million in the first quarter, compared with $103 million in the 1994 first quarter. The 1995 first quarter reflected net equity investment securities gains of $163 million, versus $97 million a year ago. Also included in the first quarter of 1995 was $40 million of costs associated with hedging anticipated foreign currency revenues and expenses.

OPERATING EXPENSES
Operating expenses were $1.002 billion in the first quarter of 1995, up 18% from a year earlier. Excluding the $55 million special charge, operating expenses were up 11% from the first quarter of 1994. Employee compensation and benefit expenses, excluding the special charge, rose 4% to $571 million, reflecting growth in staff from a year ago. Technology and communications expenses were higher than in the year-earlier quarter, primarily due to expenditures on systems support and development. The weakening in the dollar's value accounted for 3 percentage points of the increase in operating expenses from the year-earlier quarter.
The firm initiated an expense management program during the first quarter. While the emphasis was on lowering overall expense growth, staff was reduced 4% to 16,443 employees at March 31, 1995, from 17,055 employees at December 31, 1994. Technology and communications expenses were also down from fourth quarter levels as the firm focused on high-priority projects. Incentive compensation accruals were higher than in the fourth quarter.
Income tax expense of $131 million in the first quarter is based on an effective tax rate of 34%, down from an effective tax rate of 36% in the first quarter of 1994.

ASSETS
Total assets were $167 billion at March 31, 1995, compared with $155 billion at December 31, 1994. Nonperforming assets decreased by $3 million to $217 million during the first quarter as new classifications were more than offset by repayments and charge-offs. No provision for credit losses was deemed necessary in the 1995 first quarter. The allowance for credit losses was $1.132 billion at March 31, 1995. (For details, see asset quality tables on page 10.)

CAPITAL
At March 31, 1995, J.P. Morgan's estimated Tier 1 and total risk-based capital ratios were 8.8% and 13.1%, respectively, compared with Tier 1 and total risk-based capital ratios of 9.6% and 14.2%, respectively, at December 31, 1994. The March 31, 1995, leverage ratio was 5.9%, versus 6.5% at December 31, 1994. The decreases in the first quarter in the risk-based capital and leverage ratios related primarily to the increase in total assets. J.P. Morgan's risk-based capital and leverage ratios remain well above the minimum standards set by the Federal Reserve Board.
At March 31, 1995, stockholders' equity included approximately $449 million of net unrealized appreciation on debt investment and marketable equity investment securities, net the related deferred tax liability of $276 million. This compares with $456 million of net unrealized appreciation at December 31, 1994. The unrealized appreciation on debt investment securities was $227 million and $154 million at March 31, 1995, and December 31, 1994, respectively. The unrealized appreciation on marketable equity investment securities was $498 million and $576 million at March 31, 1995, and December 31, 1994, respectively.
                             #    #    #

J.P. Morgan is a leading global financial intermediary that has built its business, over 150 years, on a commitment to serve the long-term interests of clients with complex financial needs. Corporations, governments, financial institutions, private firms, nonprofit institutions, and a limited number of individuals throughout the world are our clients. We advise on corporate financial structure; arrange financing in capital and credit markets; underwrite, trade, and invest in an array of currencies and the full range of securities and derivative instruments; serve as investment advisor; and provide selected trust, agency, and operational services.

Attached are the financial summary, the financial statements, the combined trading and related net interest revenue table, and the asset quality tables.

FINANCIAL SUMMARY
J.P. Morgan & Co. Incorporated
_____________________________________________________________________
_____________
Dollars in millions,
except per share data                      First Quarter   Fourth
                                  _______________________    Quarter
                                                   ____
                                        1995       1994      1994
                                 ____________________________________
                                                ______
Net income                              $255       $345       $193

PER COMMON SHARE (a)
Net income                            $ 1.27     $ 1.69     $ 0.96
Dividends declared                      0.75       0.68       0.75
Book value (b)                         47.19      47.14      46.73
_____________________________________________________________________
_____________
Weighted average number of
common and                        196,905,106 201,291,982 196,197,704
  common equivalent shares
outstanding
_____________________________________________________________________
_____________

Dividends declared on common            $141       $131       $140
stock
Dividends declared on preferred            6          5          5
stock

SELECTED RATIOS
Annualized rate of return on
average                                 11.1 %      14.7 %       8.1 %
  common stockholders' equity
(c)
As % of period-end total assets:
  Common equity                          5.5        5.6        5.9
  Total equity                           5.8        5.8        6.2

Regulatory capital ratios (d)
  Tier 1 risk-based capital              8.8        8.9        9.6
ratio (e)
  Total risk-based capital ratio        13.1       13.1       14.2
(e)
  Leverage ratio                         5.9        6.2        6.5
_____________________________________________________________________
_____________

AVERAGE BALANCES
  Total interest-earning assets     $135,310   $136,925   $137,281
  Total assets                       175,694    175,769    170,739
  Total interest-bearing             129,279    129,631    132,049
liabilities
  Total liabilities                  166,128    165,923    161,093
  Common stockholders' equity          9,072      9,352      9,152
  Total stockholders' equity           9,566      9,846      9,646

Net interest earnings (fully
taxable                                  529        426        549
  basis)
Net yield on interest-earning           1.59 %      1.26 %      1.59 %
assets
_____________________________________________________________________
_____________
Employees at period-end               16,443     15,386     17,055
_____________________________________________________________________
_____________

(a) Earnings per share amounts represent both primary and fully diluted earnings per share.

(b) Excluding the impact of SFAS No. 115, book value per common share would have been $44.87, $42.14 and $44.39 for the three months ended March 31, 1995, March 31, 1994, and December 31, 1994 respectively.

(c) Excluding the impact of SFAS No. 115, the rate of return on average common stockholders' equity would have been 11.7%, 16.9% and 8.6% for the three months ended March 31, 1995, March 31, 1994, and December 31, 1994 respectively.

(d) In accordance with Federal Reserve Board guidelines, these ratios exclude the equity, assets and off-balance-sheet exposures of J.P. Morgan
Securities, Inc. and the effect of SFAS No. 115.

(e) Ratios for March 31, 1995, are estimates. Effective December 31, 1994, the risk-based capital ratios reflect Federal Reserve Board amendments to recognize risk-reducing benefits of bilateral netting arrangements.


CONSOLIDATED STATEMENT OF INCOME
J.P. Morgan & Co. Incorporated
_____________________________________________________________________
_____________
In millions,
except per share data               Three months ended
                       ______________________________________________
                                                           __________
                        March   March  Increase  December Increase
                           31      31         /        31        /
                         1995    1994  (Decreas      1994 (Decreas
                                             e)                 e)
                                       ______________________________
                                            _________________________
NET INTEREST REVENUE
Interest revenue       $2,470  $1,837      $633    $2,369     $101
Interest expense        1,970   1,440       530     1,851      119
_____________________________________________________________________
_____________
Net interest revenue      500     397       103       518     (18)

NONINTEREST REVENUE
Trading revenue           303     356      (53)       153      150
Corporate finance         114     117       (3)       122      (8)
revenue
Credit-related fees        43      56      (13)        44      (1)
Investment management
fees                      130     127         3       130        -
Operational service       140     144       (4)       127       13
fees
Net investment
securities                  9      91      (82)        23     (14)
gains
Other revenue             149     103        46       111       38
_____________________________________________________________________
_____________
Total noninterest         888     994     (106)       710      178
revenue

Total revenue           1,388   1,391       (3)     1,228      160

OPERATING EXPENSES
Employee compensation
and                       626     548        78       501      125
benefits
Net occupancy              80      64        16        74        6
Technology and
communications            172     129        43       209     (37)
Other expenses            124     111        13       179     (55)
_____________________________________________________________________
_____________
Total operating         1,002     852       150       963       39
expenses

Income before income
taxes                     386     539     (153)       265      121
Income taxes              131     194      (63)        72       59
_____________________________________________________________________
_____________
Net income                255     345      (90)       193       62

PER COMMON SHARE (a)
Net income              $1.27   $1.69   ($0.42)     $0.96    $0.31
Dividends declared       0.75    0.68      0.07      0.75        -
_____________________________________________________________________
_____________

(a) Earnings per share amounts represent both primary and fully diluted earnings per share.


CONSOLIDATED BALANCE SHEET
J.P. Morgan & Co. Incorporated
_____________________________________________________________________
_____________
Dollars in millions                         March   December   March
                                               31         31      31
                                             1995       1994    1994
                                          ____________________________
                                          ____
ASSETS
Cash and due from banks                         $   $  2,210       $
                                            1,153              1,760
Interest-earning deposits with banks        1,650      1,362   2,037
Debt investment securities available-for-
sale                                       21,655     22,657  18,436
carried at fair value
Trading account assets                     68,198     57,065  61,875
Securities purchased under agreements to
resell ($27,434 in March 1995, $21,170
in December 1994, and $30,231 in March     27,478     21,350  30,261
1994) and federal funds sold
Securities borrowed                        11,073     12,127  10,285
Loans                                      24,434     22,080  25,388
Less: allowance for credit losses           1,132      1,131   1,143
_____________________________________________________________________
_____________
Net loans                                  23,302     20,949  24,245
Customers' acceptance liability               658        586     610
Accrued interest and accounts receivable    3,011      5,028   4,411
Premises and equipment                      3,395      3,318   2,990
Less: accumulated depreciation              1,361      1,302   1,153
_____________________________________________________________________
_____________
Premises and equipment, net                 2,034      2,016   1,837
Other assets                                6,865      9,567  12,983
_____________________________________________________________________
_____________
Total assets                              167,077    154,917 168,740
_____________________________________________________________________
_____________
LIABILITIES
Noninterest-bearing deposits:
    In offices in the U.S.                  2,889      3,693   4,288
    In offices outside the U.S.               682        767     617
Interest-bearing deposits:
    In offices in the U.S.                  2,015      1,826   2,218
    In offices outside the U.S.            41,238     36,799  36,435
_____________________________________________________________________
_____________
Total deposits                             46,824     43,085  43,558
Trading account liabilities                45,210     36,407  36,576
Securities sold under agreements to
repurchase ($32,884 in March 1995,
$30,179 in December 1994, and $47,158 in
March 1994) and federal funds purchased    35,843     35,768  51,522
Commercial paper                            2,309      3,507   4,539
Other liabilities for borrowed money       11,334     10,900   8,386
Accounts payable and accrued expenses       3,949      6,231   5,651
Liability on acceptances                      658        586     617
Long-term debt not qualifying as risk-
based capital                               5,009      3,605   2,563
Other liabilities                           3,018      2,063   2,544
_____________________________________________________________________
_____________
                                          154,154    142,152 155,956
Long-term debt qualifying as risk-based     3,283      3,197   2,933
capital
_____________________________________________________________________
_____________

Total liabilities                         157,437    145,349 158,889

STOCKHOLDERS' EQUITY
Preferred stock (authorized shares:
10,000,000):
  Adjustable rate cumulative preferred
stock                                         244        244     244
  (issued and outstanding: 2,444,300)
  Variable cumulative preferred stock
(issued and                                   250        250     250
  outstanding: 250,000)
Common stock, $2.50 par value
(authorized shares:
  500,000,000; issued: 200,672,173 in
March 1995,                                   502        502     501
  200,668,373 in December 1994 and
200,279,108 in
  March 1994)
Capital surplus                             1,448      1,452   1,439
Retained earnings                           7,149      7,044   6,595
Net unrealized gains on investment
securities,                                   449        456     993
net of taxes
Other                                         368        367     268
_____________________________________________________________________
_____________
                                           10,410     10,315  10,290
Less: treasury stock (13,272,339 shares
in March 1995, 12,966,917 shares in
December 1994 and 8,019,142 shares in         770        747     439
March 1994) at cost
_____________________________________________________________________
_____________
Total stockholders' equity                  9,640      9,568   9,851
_____________________________________________________________________
_____________
Total liabilities and stockholders'       167,077    154,917 168,740
equity
_____________________________________________________________________
_____________

CONSOLIDATED STATEMENT OF CONDITION
Morgan Guaranty Trust Company of New
York
_____________________________________________________________________
_____________
Dollars in millions                            March 31   December
                                                   1995         31
                                                              1994
                                             _____________________
                                                              ____
ASSETS
Cash and due from banks                        $  1,124   $  2,182
Interest-earning deposits with banks              1,751      1,605
Debt investment securities available-for-
sale                                             20,370     21,292
carried at fair value
Trading account assets                           54,201     45,386
Securities purchased under agreements to
resell                                           20,303     16,562
and federal funds sold
Loans                                            21,344     19,397
Less: allowance for credit losses                 1,027      1,025
_____________________________________________________________________
_____________
Net loans                                        20,317     18,372
Customers' acceptance liability                     628        556
Accrued interest and accounts receivable          2,968      3,594
Premises and equipment                            3,031      2,967
Less: accumulated depreciation                    1,197      1,149
_____________________________________________________________________
_____________
Premises and equipment, net                       1,834      1,818
Other assets                                      5,931      7,360
_____________________________________________________________________
_____________
Total assets                                    129,427    118,727
_____________________________________________________________________
_____________

LIABILITIES
Noninterest-bearing deposits:
    In offices in the U.S.                        2,847      3,698
    In offices outside the U.S.                     732        770
Interest-bearing deposits:
    In offices in the U.S.                        1,726      1,480
    In offices outside the U.S.                  41,849     38,566
_____________________________________________________________________
_____________
Total deposits                                   47,154     44,514
Trading account liabilities                      39,396     30,730
Securities sold under agreements to
repurchase                                       19,217     22,099
and federal funds purchased
Other liabilities for borrowed money              6,023      5,320
Accounts payable and accrued expenses             2,464      2,902
Liability on acceptances                            628        556
Long-term debt not qualifying as risk-based       2,360      1,968
capital
Other liabilities                                 3,491      2,080
_____________________________________________________________________
_____________
                                                120,733    110,169
Long-term debt qualifying as risk-based           1,233      1,249
capital
_____________________________________________________________________
_____________
Total liabilities                               121,966    111,418

STOCKHOLDER'S EQUITY
Preferred stock, $100 par value
  (authorized shares: 2,500,000)                      -          -
Common stock, $25 par value
  (authorized and outstanding shares:               250        250
10,000,000)
Surplus                                           2,670      2,670
Undivided profits                                 4,398      4,266
Net unrealized gains on investment
securities, net of                                  147        124
taxes
Foreign currency translation                        (4)        (1)
_____________________________________________________________________
_____________
Total stockholder's equity                        7,461      7,309
_____________________________________________________________________
_____________
Total liabilities and stockholder's equity      129,427    118,727
_____________________________________________________________________
_____________

Member of the Federal Reserve System and the Federal Deposit
Insurance Corporation.


COMBINED TRADING AND RELATED NET INTEREST REVENUE
J.P. Morgan & Co. Incorporated
_____________________________________________________________________
_____________
Dollars in millions


Foreign
                      Swaps and            exchange
                          other            spot and    Equities
                 interest rate       Debt    option       and
                     contractsinstruments contracts commoditiesTotal
___________________________________
_______________________________________________
FIRST QUARTER 1995
Trading revenue           $ 76       $ 94      $ 70      $ 63   $303
Net interest revenue*       7            68         (1)         (13)
61
_____________________________________________________________________
_____________
Combined total              83        162        69        50    364
_____________________________________________________________________
_____________

_____________________________________________________________________
_____________
FIRST QUARTER 1994
Trading revenue           266          36        10        44    356
Net interest revenue        9          57       (5)      (16)     45
_____________________________________________________________________
_____________
Combined total            275          93        5         28    401
_____________________________________________________________________
_____________

* Estimated


ASSET QUALITY
J.P. Morgan & Co. Incorporated
_____________________________________________________________________
_____________


NONPERFORMING ASSETS
                                March 31    December 31     March 31
Dollars in millions                 1995           1994         1994
_____________________________________________________________________
_____________
Nonaccrual loans:
   Commercial and industrial        $148           $136         $143
   Other                              65             81           94
____________________________________
______________________________________________
                                     213            217          237

Restructuring countries                3              2            8
_____________________________________________________________________
_____________

Total nonaccrual loans               216            219          245

Other nonperforming assets             1              1            2
_____________________________________________________________________
_____________
Total nonperforming assets           217            220          247
_____________________________________________________________________
_____________


ALLOWANCE FOR CREDIT LOSSES
                                 March 31   December 31     March 31
Dollars in millions                 1995           1994         1994
_____________________________________________________________________
_____________
Allowance for credit losses       $1,132         $1,131       $1,143
_____________________________________________________________________
_____________

                                        First Quarter
                                  _________________________

                                    1995           1994___
_____________________________________________________________________
__________
Charge-offs:
   Commercial and industrial        ($6)          ($21)
   Restructuring countries             -              -
   Other                             (2)            (1)
Recoveries                             9              8___
_____________________________________________________________________
__________
